SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2019

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Definitive Material Agreement.

On July 19, 2019, EnPro Industries, Inc. (the “Company”) entered into a Securities Purchase Agreement dated as of July 19, 2019 (the “ Purchase Agreement”) to acquire all of the equity securities of LeanTeq LLC and LeanTeq Co., Ltd. (collectively, the “Acquired Entities”), a Taiwan-based provider of refurbishment services for critical components and assemblies used in state-of-the-art semiconductor equipment (the “Acquisition”), with the owners of the Acquired Entities (the “Sellers”) and a representative of the Sellers. The Acquisition consideration is $305 million, subject to a customary working capital adjustment and reduction for net debt. The Acquisition is subject to customary closing conditions and a Taiwan Investment Commission approval and is anticipated to close in the fourth quarter of 2019.

The Purchase Agreement contains customary representations, warranties and covenants related to the Acquired Entities, the Sellers, and the Company. In addition to customary termination provisions, it provides for a $12.2 million termination fee payable by the Company if the Company fails to consummate the transaction as a result of a failure of its acquisition financing.

The parties have agreed to indemnification obligations for losses arising from breaches of their respective representations, warranties and covenants in the Purchase Agreement and other pre-closing liabilities, subject to certain limitations. The Sellers will also enter into non-competition and non-solicitation agreements in connection with the Acquisition.

The Purchase Agreement provides that the Company will establish cash retention programs to be allocated among key managers and other employees of the Acquired Entities for retention payments post-Closing.

The Purchase Agreement provides that two Sellers who are managers of the Acquired Entities (the “Seller Managers”) will apply approximately 10% of the total transaction consideration to purchase equity interests of the Company’s subsidiary (the “Acquisition Subsidiary”) acquiring the Acquired Entities pursuant to an agreement (the “LLC Agreement”) to be entered into upon the closing of the Acquisition (the “Closing”). The Seller Managers will have certain governance and information rights and be subject to transfer restrictions. Each Seller Manager will also have the right to sell to the Company, and the Company will have the right to purchase from each Seller Manager, the Seller Manager’s equity interests in the Acquisition Subsidiary, following the third anniversary of the Closing, a change-of-control of the Acquisition Subsidiary or the Company, dissolution of the Acquisition Subsidiary, termination of employment, death or disability of the Seller Manager, and certain other circumstances such as a dispute regarding the Company’s performance of the LLC Agreement. The consideration payable in two installments in the purchase and sale arrangements is generally based upon a multiple of twelve-month adjusted EBITDA based upon certain financial metrics of the Acquisition Subsidiary, plus cash and less indebtedness of the Acquisition Subsidiary prior to the relevant installment payment, subject to certain adjustments dependent upon the circumstances of the purchase and sale.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company, the Acquired Entities or their respective businesses as of the date of the Purchase Agreement or as of any other date. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to investors in the Company’s securities.

Item 7.01 Regulation FD Disclosure.

On July 22, 2019, the Company issued a press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 and Exhibit 99.1 are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Securities Purchase Agreement dated as of July 19, 2019 between EnPro Industries, Inc., the Sellers listed therein, Shareholder Representative Services LLC, and the Optionholder listed therein relating to the purchase and sale of 100% of the interests of LeanTeq Co., LTD and LeanTeq LLC*

Exhibit 99.1	Press release of EnPro Industries, Inc. dated July 22, 2019

*

Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to this exhibit have been omitted, a brief listing of the contents of which is included in this exhibit. The Company agrees to supplementally furnish a copy of any of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2019

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary

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